Registration Statement No. 333-155535
Filed Pursuant to Rule 433
March 19, 2009

Registration Statement No. 333-155535
Filed Pursuant to Rule 433
March 19, 2009

North America Screen Shots and Associated Disclaimers
Access Agreement (pop up):

WEB ACCESS AGREEMENT

The Structured Investments Password Protected Website

Access Agreement

BEFORE YOU CLICK THE "I HAVE READ AND ACCEPTED THE WEB ACCESS AGREEMENT"
BOX BELOW, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS THAT GOVERN
YOUR ACCESS TO, AND USE OF, THE STRUCTURED INVESTMENTS PASSWORD PROTECTED
WEBSITE. IF YOU AGREE TO THE TERMS, CHECK THE BOX AND CLICK "CONTINUE" AT
THE END OF THIS DOCUMENT TO ENTER THE STRUCTURED INVESTMENTS PASSWORD
PROTECTED WEBSITE. IF YOU DO NOT CHECK THE BOX AND CLICK "CONTINUE" YOU
WILL NOT BE ABLE TO ENTER THE STRUCTURED INVESTMENTS PASSWORD PROTECTED
WEBSITE.

Access Agreement Last Updated: March 2009

The JPMorgan Website (the "Website", or the "Structured Investments
Password Protected Website") is located at www.sp.jpmorgan.com, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able

I have read and accepted the Web Access Agreement

Web Access Agreement

jurisdiction. Persons accessing these pages are required to inform themselves about and to observe any such restrictions, and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively,
"JPMorgan") worldwide.

SEC DISCLAIMERS

SEC Legend: JPMorgan Chase & Co. has filed a registration statement
(including a prospectus) with the SEC for any offerings of its securities posted on this Website. Before you invest in any offering of securities by
JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co.
has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.
You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free
866-535-9248.

For certain other offerings, a registration statement related to these securities has been filed with the SEC but may not be effective at this time. These securities may not be sold nor may requests to purchase be accepted prior to the time the registration statement becomes effective.
Any such offering may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance, which will only be given after the registration statement

For certain other offerings, a registration statement related to these securities has been filed with the SEC but may not be effective at this time. These securities may not be sold nor may requests to purchase be accepted prior to the time the registration statement becomes effective.
Any such offering may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance, which will only be given after the registration statement becomes effective.

PASSWORD AGREEMENT; SECURITY; YOUR UNDERTAKINGS.

Access is provided to you individually, in your capacity as a representative of a securities dealer or registered investment advisor which JPMorgan has agreed to permit to have access to this website (the
"Intermediary") and is restricted via password protection. You represent, each time that you access this website, that you have received a user ID and password from a JPMorgan representative in order to provide you with such access, and that you are, at the time of such access, an authorized representative ("Authorized Personnel") of the Intermediary indicated by you to such JPMorgan representative authorized to enter into this Access
Agreement and acting in your capacity as an officer or employee of the
Intermediary at the request of the Intermediary and have authority to bind the Intermediary to the terms and conditions of this Access Agreement. You acknowledge that your user ID and password have been issued expressly to you in your capacity as Authorized Personnel of the Intermediary and you undertake not to share your password with any other person, including without limitation, clients of the Intermediary or any other potential investors. You agree to use the information contained in the website for informational and internal (to the Intermediary) purposes only, in the performance of your official duties with the Intermediary. Individuals accessing this website have a legal obligation to treat all

Intermediary) purposes only, in the performance of your official duties with the Intermediary. Individuals accessing this website have a legal obligation to treat all information on this website as strictly confidential and not to disclose or allow such information to be disclosed to any unauthorized party.

Any user ID or password that may be issued to you remains the property of
JPMorgan. You agree to change your password after entering the website for the first time. Any such user ID or password, whether provided by JPMorgan or chosen by you, is for your individual use only, and may not be disclosed to any third party, including other individual employees or officers of the
Intermediary. You and the Intermediary agree to notify JPMorgan immediately if you become aware of any unauthorized use of your user ID or password or become aware of or suspect any security breach. Any such user ID or password is provided to you in your capacity as a representative of the
Intermediary only, and may not be retained by you after any termination of your relationship with the Intermediary. You and the Intermediary hereby agree to notify JPMorgan as soon as possible after any such termination.
You agree to inform JPMorgan immediately if there is any change in
Authorized Personnel or a change of control, jurisdiction or status of the
Intermediary as defined under the securities or other applicable laws of the United States or any other relevant jurisdiction.

You and the Intermediary have adopted and implemented and will maintain procedures and controls to (x) limit access to your password or other identifying information to Authorized Personnel, (y) restrict the ability of each Authorized Personnel to disclose your or their password, or the other content on the Web Site, to any third party including, without limitation, employees and independent contractors of yours who we have not provided access to the Web Site and who are not your Authorized Personnel, and (z) notify us if you become aware of any unauthorized use of any
Authorized Personnel user ID or password.

information to Authorized Personnel, (y) restrict the ability of each
Authorized Personnel to disclose your or their password, or the other content on the Web Site, to any third party including, without limitation, employees and independent contractors of yours who we have not provided access to the Web Site and who are not your Authorized Personnel, and (z)
notify us if you become aware of any unauthorized use of any Authorized
Personnel user ID or password.

You agree to maintain the appropriate segregation of functions between and among your personnel trading, accessing or otherwise supporting the services obtained through this website. You agree (a) to use this website only in your professional capacity as Authorized Personnel of the
Intermediary; and (b) not to use any application or service that you have not been authorized to use.

You will be responsible for all messages or instructions entered, transmitted or received under your user ID or passwords, and for the trading and other consequences thereof, whether or not the person who inputs or communicates under such user ID or passwords is any of your
Authorized Personnel.

WEBSITE

Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the
Structured Investments Password Protected Website set forth in this agreement, including all terms and conditions that may be stated on the
Terms and Conditions page of the Structured Investments Password Protected
Website, which is incorporated in this agreement by reference (this Access
Agreement, together with the

Access to this Website is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the
Structured Investments Password Protected Website set forth in this agreement, including all terms and conditions that may be stated on the
Terms and Conditions page of the Structured Investments Password Protected
Website, which is incorporated in this agreement by reference (this Access
Agreement, together with the Terms and Conditions, is referred to as the
"Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between you and JPMorgan.

Materials and information posted on the Structured Investments Password
Protected Website may be printed for your use, provided that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Structured Investments Password Protected Website
may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured
Investments Password Protected Website. You are responsible for being familiar with the current version of this Access Agreement posted on the
Website during each session.

Any unauthorized use of JPMorgan's websites and systems, including but not limited to unauthorized entry into JPMorgan's systems applications contained on

the current version of this Access Agreement posted on the Website during each session.

Any unauthorized use of JPMorgan's websites and systems, including but not limited to unauthorized entry into JPMorgan's systems applications contained on this website ("the system") or any system applications that you may access from this website by means of communications lines and linkages (each a "network"), misuse of passwords, or misuse of any information posted to this website, is strictly prohibited. You agree that
(i) you will not engage in any activities related to the website that are contrary to applicable law, regulation or the terms of any agreements you have with JPMorgan and (ii) in circumstances where locations of the website require identification for access, you will establish commercially reasonable security procedures and controls to limit access to your password or other identifying information to authorized individuals.

You acknowledge that you may not download or copy any information from this website (including, without limitation, the taking of "screen shots" of indicative bid-offer Securities prices) other than the information expressly intended to be downloadable for the Intermediary in accordance with the terms of this website, in each case using the provided download function.

You agree to be responsible for all aspects relating to your use of the website, any network and system, for obtaining, at your cost, all necessary licenses and consents in connection with such use, and for making all payments as may be required to third parties in connection with the use of the website, any network and system, unless JPMorgan expressly agrees in writing to make such payments on your behalf.

consents in connection with such use, and for making all payments as may be required to third parties in connection with the use of the website, any network and system, unless JPMorgan expressly agrees in writing to make such payments on your behalf.

PRICES AND VALUATIONS

This Website may display certain real-time and/or delayed quotes, or other financial market information (collectively "Market Information") that has been independently obtained from financial market information services, financial publishers, various financial markets including stock exchanges and their affiliates and other providers (collectively "Market Information
Providers") and has been provided to this Website via various market information transmitters ("Market Information Transmitters"). We do not guarantee or certify the accuracy, completeness, timeliness or correct sequencing of the Market Information made available on or through this
Website. You agree that neither JPMorgan nor the Market Information
Providers nor the Market Information Transmitters shall be liable in any way for the accuracy, completeness, timeliness or correct sequencing of any
Market Information, or for any decision made or action taken by you relying upon any Market Information. To receive Market Information you may need to have or enter into separate agreements with certain Market Information
Providers and/or Market Information Transmitters.

Any values or prices are provided for informational purposes only and are intended solely for your use. Prices or values may not represent: (i) the actual terms at which new transactions could be

the transaction) based on your judgment and advice from such advisers as you deem necessary and or (iii) the calculation or

Any values or prices are provided for informational purposes only and are intended solely for your use. Prices or values may not represent: (i) the actual terms at which new transactions could be entered into; (ii) the actual terms at which existing transactions could be liquidated or unwound;
or (iii) the calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship.

Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. JPMorgan expressly disclaims any responsibility for: (i) the accuracy of the models or estimates used in deriving the valuations; (ii) any errors or omissions in computing or disseminating the valuations; and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan's best reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.

You agree that access to the Structured Investments Password Protected
Website is revocable at any time in the sole discretion of JPMorgan.

Copyright (c) 2009. JPMorgan Chase & Co. All rights reserved.

Terms & Conditions Hyperlink within the above Access Agreement Pop Up:

The JPMorgan Structured Investments Password Protected Website

Please READ

Terms and Conditions of Access

Date of Publication. Materials posted on the Structured Investments
Password Protected Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. The information contained in this Website has been internally developed or taken from trade and statistical services and other sources which we believe to be reliable, although JPMorgan does not warrant its completeness or accuracy and it should not be relied upon as such. The value of the securities or financial instruments mentioned herein
(including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

The securities and certificates of deposit contained on this Website are not available for sale in or to residents of any jurisdiction in which an offer or sale is unlawful or in which it is necessary for the securities or
JPMorgan to be qualified.

Click Through. Any acknowledgment, agreement or other type of "click through" button on the Website (for example, an "Accept" button) that you select to evidence agreement or an acknowledgement shall have the same force and validity as a paper copy of an agreement that you manually signed and delivered.

Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest.

JPMorgan Positions. JPMorgan may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Website. JPMorgan may have positions or act as a market maker in securities or financial instruments mentioned in the Structured Investments Password Protected Website (or
options with respect thereto). In addition, JPMorgan's employees and employee benefit programs may have positions or effect transactions in securities or financial instruments (or options with respect thereto)
mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/ or affiliates. Investors should carefully review the Certain Risk
Considerations and as applicable

User Data, Cookies and Related Matters. JPMorgan or any member of the
JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the Structured Investments Password Protected
Website.

JPMorgan is committed to protecting client privacy and will take all reasonable steps to ensure that your data is kept secure against unauthorized access, loss, disclosure or destruction. If you have any questions regarding collection, use and disclosure of information inputted into or generated by the Structured Investments Password Protected Website,
please contact your JPMorgan sales representative or relationship manager.

JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the Structured Investments Password

options with respect thereto) mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/ or affiliates. Investors should carefully review the Certain Risk Considerations and as applicable

User Data, Cookies and Related Matters. JPMorgan or any member of the
JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the Structured Investments Password Protected
Website.

JPMorgan is committed to protecting client privacy and will take all reasonable steps to ensure that your data is kept secure against unauthorized access, loss, disclosure or destruction. If you have any questions regarding collection, use and disclosure of information inputted into or generated by the Structured Investments Password Protected Website,
please contact your JPMorgan sales representative or relationship manager.

JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the Structured Investments Password Protected Website for its
legitimate business purposes, including customer service and marketing activities. JPMorgan uses cookies and other methods to accomplish this.
Anyone using this Website expressly consents to such capture, storage, use, monitoring, tracking and recording. JPMorgan owns all right, title and interest in the aggregated data reflecting your interactions with the
Website (including, but not limited to, general usage data and transaction data) and may use, distribute, license and sell such data; provided that
JPMorgan does not disclose to others that you are the source of such data or the details of individual transactions arising from use of the Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

JPMorgan uses cookies for your security, for statistical and evaluation purposes including tracking when and which pages of the website you visit and what information users are interested in accessing.

On the website, JPMorgan primarily uses two types of cookies. JPMorgan uses session cookies, for example, to maintain security on the website and to eliminate the need for you to input the same information repeatedly on multiple pages of the website. JPMorgan uses persistent cookies to track browsing habits of visitors to the website. Persistent cookies may gather information that includes the date and time of visit, pages viewed, time spent on the website and the website visited just before and just after entering the website. You can disable cookies by changing your internet software browser settings. You also may be able to change your software browser settings to accept specific cookies. If you disable the cookies, you may not be able to access all features of the website or another website.

Notwithstanding anything to the contrary in this agreement, any entity within JPMorgan and/or any of its officers, agents and/or employees may disclose information relating to you, the Distributor or your transactions which was made available on or through the website to any other entity or branch within JPMorgan or such other person or persons as may be considered necessary or desirable by JPMorgan for the purpose of performing the services contemplated in these terms and conditions or any other action reasonably connected therewith. You and the Distributor hereby consent to such sharing and disclosure of information relating to you and/or the
Distributor by and between such JPMorgan entities or branches or other person or persons or any other action reasonably connected therewith, or as may be required by any applicable government and/or regulatory authorities.

Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages. Therefore, some of the below limitations may not apply to you or there may be provisions which supersede the below.

Any term sheets, pricing supplements, disclosure supplements or other offering materials (each, an "Offering Document") are provided solely for your convenience and generally describe the terms of the transaction described therein. The Offering Documents posted on this Website are from completed and sold transactions only and are not offers to take part in new transactions of any kind. The Offering Documents are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein.
Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date.
JPMorgan is under no obligation to supplement or update any Offering
Document and JPMorgan can provide no assurances that any Offering Document is accurate or complete.

United States. The Structured Investments Password Protected Website is
made available in the United States by JPMSI Member NYSE, NASD/SIPC and by
JPMFI - Member NFA.

Copyright Notices. The content contained in the website, including but not limited to all design, text, sound recordings and images, is owned, except as otherwise expressly stated, by

United States. The Structured Investments Password Protected Website is
made available in the United States by JPMSI Member NYSE, NASD/SIPC and by
JPMFI - Member NFA.

Copyright Notices. The content contained in the website, including but not limited to all design, text, sound recordings and images, is owned, except as otherwise expressly stated, by JPMorgan Chase & Co. or one of its subsidiaries. Except as otherwise expressly stated herein, they may not be copied, transmitted, disseminated, displayed, performed, distributed (for compensation or otherwise), licensed, reproduced, altered, framed, stored for subsequent use or otherwise used in whole or in part in any manner without JPMorgan's prior written consent or the relevant information providers, except to the extent permitted by the Copyright Act of 1976 (17
U.S.C. ? 107), as amended, and then, only with notices of JPMorgan's proprietary rights; provided that you may download information and print out hard copy for your personal use, so long as you do not remove any copyright or other notice as may be contained in information, as downloaded.

Trademark Notices. "JPMorgan," "JPMorgan Chase," "Chase," and the "Octagon
Symbol" are registered trademarks of JPMorgan Chase & Co. Other featured words or symbols used to identify the source of goods and services are the trademarks of JPMorgan Chase & Co. or their respective owners.

Website Content and Materials. Not all products and services are available for all institutions or in all geographic areas. Your eligibility for particular products and services is subject to final JPMorgan determination and acceptance.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE
INFORMATION, PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. JPMORGAN
RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR
NOTICE.

Disclaimer of Advice. Except as otherwise expressly stated, the Structured
Investments Password Protected Website does not purport to provide any financial, investment, tax, accounting or legal advice. Unless JPMorgan has expressly agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship, JPMorgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that JPMorgan enters into with you, not as a financial advisor or a fiduciary.

Other Risks. Transactions of the type described in the materials posted on this Website may involve a high degree of risk, and the value of such instruments may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, and risk of illiquidity. In certain transactions you may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein. You should ensure that you fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. You should also carefully review the Certain Risk Considerations and as applicable.

Links to Other Sites. Links to non-JPMorgan websites are provided solely as pointers to information on topics that may be useful to you. JPMorgan has no control over the content on such non-JPMorgan websites. If you choose to link to a website not controlled by JPMorgan, JPMorgan has no liability and makes no warranties, either express or implied, concerning the content of such site, including the accuracy, completeness, reliability or suitability thereof for any particular purpose, nor does JPMorgan warrant that such site or content is free from any claims of copyright, trademark, patent or other infringement of the rights of third parties or that such site or content is devoid of viruses or other contamination. JPMorgan does not guarantee the authenticity of documents on the Internet. Links to non-JPMorgan sites do not imply any endorsement or adoption of or responsibility for the opinions, ideas, products, information or services offered at such sites, or any representation regarding the content at such sites. Accessing these sites may cause you and the Distributor to lose certain regulatory protections which govern the website. Please review the terms and conditions that those third party web sites may contain.

Waiver of Sovereign Immunity. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets
(irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets
(whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the Structured Investments Password Protected
Website in the courts of any jurisdiction. You also represent that the governmental entity has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action or proceeding.

Notice of Potential Disruption of Service. Access to the Structured
Investments Password Protected Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan. If access to this Website is unavailable, delayed or limited, or if this Website does not operate quickly and efficiently, you may be unable to retrieve information on a timely basis, transmit any messages to
JPMorgan, or conduct other matters. As a result, JPMorgan may not promptly receive or act upon your messages. If your operations are dependent on such communications with JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

effected on any part of the Structured Investments Password Protected
Website in the courts of any jurisdiction. You also represent that the governmental entity has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action or proceeding.

Notice of Potential Disruption of Service. Access to the Structured
Investments Password Protected Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan. If access to this Website is unavailable, delayed or limited, or if this Website does not operate quickly and efficiently, you may be unable to retrieve information on a timely basis, transmit any messages to
JPMorgan, or conduct other matters. As a result, JPMorgan may not promptly receive or act upon your messages. If your operations are dependent on such communications with JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

Access to the Website may from time to ime be unavailable, delayed, limited or slowed due to, among other things:

o    hardware failure, including among other things failures of computers
     (including your own computer), servers, networks, telecommunication lines and connections, and other electronic and mechanical equipment;

o    software failure, including among other things, bugs, errors, viruses, configuration problems, incompatibility of systems, utilities or applications, the operation of firewalls or screening programs, unreadable codes, or irregularities within particular documents or other content; o overload of system capacities;

o    damage caused by severe weather, earthquakes, wars, insurrection, acts of terrorism, riots, civil commotion, acts of God, accident, fire, water damage, explosion, mechanical breakdown or natural disasters;

o    interruption (whether partial or total) of power supplies or other utility of service; o strike or other stoppage (whether partial or total) of labor;

o    governmental or regulatory restrictions, exchange rulings, court or tribunal orders or other human intervention; or

o    any other cause (whether similar or dissimilar to any of the foregoing) whatsoever beyond the control of JPMorgan or any other third party provider.

UNAUTHORIZED USE. UNAUTHORIZED USE OF JPMORGAN'S WEBSITES AND SYSTEMS OR
THOSE OF ITS AFFILIATES IS STRICTLY PROHIBITED.

WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY. JPMORGAN MAKES NO WARRANTY
WHATSOEVER, EXPRESS OR IMPLIED, AS TO YOUR ABILITY TO ACCESS THE WEBSITE,
OR ANY INFORMATION PROVIDED THROUGH THE WEBSITE. YOU EXPRESSLY ACKNOWLEDGE
AND AGREE THAT THE WEBSITE IS PROVIDED ON AN "AS IS" BASIS AT YOUR SOLE
RISK, AND JPMORGAN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF
MERCHANTABILITY, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY OR FITNESS FOR A
PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING
THE PERFORMANCE, USE OR RESULTS OF USING THE WEBSITE.

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system that you obtained from a third party provider.

Governing Law. Your access to and use of the Structured Investments
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the laws of the State of New York without reference to principles of conflicts of law.

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LIABILITY, CONTINGENT OR OTHERWISE, TO YOU OR TO THIRD PARTIES, FOR: (a)
ANY DELAY OR DISRUPTION OF ACCESS, DIFFICULTY IN USE, OR ERRONEOUS
COMMUNICATIONS BETWEEN JPMORGAN AND YOU, REGARDLESS OF WHETHER THE
CONNECTION OR COMMUNICATION SERVICE IS PROVIDED BY JPMORGAN OR A THIRD
PARTY SERVICE PROVIDER; (b) THE CAPACITY, ACCURACY, TIMELINESS,
COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE
SERVICES; (c) THE EXISTENCE OF ANY COMPUTER VIRUSES OR MALICIOUS CODE; OR
(d) ANY FAILURE OR DELAY IN THE EXECUTION OF ANY TRANSACTIONS EFFECTED
THROUGH THE WEB SITE. JPMORGAN WILL HAVE NO RESPONSIBILITY TO INFORM YOU OF
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USE OF THE WEBSITE OR TO TAKE ANY ACTION IN CONNECTION THEREWITH.

IN NO EVENT WILL JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE
LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL
DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF BUSINESS OR PROFITS OR
GOODWILL, IN EACH CASE WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT,
INDEMNITY, TORT OR OTHERWISE, EVEN IF JPMORGAN HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES.

You agree to indemnify and hold harmless JPMorgan and its affiliates
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Website, (c) any breach of the Access Agreement or the related Terms and
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unauthorized access to the Website or any application or service made available from this Website by you or any person or entity that represents itself to be you, or where you access the Website through a network or system that you obtained from a third party provider.

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Password Protected Website, and the Terms and Conditions are governed by the laws of the State of New York without reference to principles of conflicts of law.

With respect to any suit, action or proceeding relating to any of the above
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jurisdiction of the courts of the State of New York and the United States
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Certain Risk Considerations Hyperlink within the above Terms & Conditions

CERTAIN RISK CONSIDERATIONS

Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE
NOTES DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any notes sold by JPMorgan Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent's commissions and hedging costs, including those set forth under "MANY ECONOMIC AND MARKET
FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED ABOVE". The notes described will not be designed to be short-term trading instruments. YOU
SHOULD BE WILLING TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the
Offering Documents, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan
Chase & Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

JPMORGAN CREDIT RISK - Any notes that may be issued by us are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.'s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES
DESCRIBED ABOVE - In addition to the level of the underlying notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING TO
HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the Offering Documents, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily.
Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

JPMORGAN CREDIT RISK - Any notes that may be issued by us are subject to the credit risk of JPMorgan
Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.'s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o    the expected volatility of the underlying index or basket;

o    the time to maturity of the notes described in the Offering Documents;

o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

o    interest and yield rates in the market generally;

o    a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and

o    our credit worthiness.

Welcome to J.P. Morgan Structured Investments

Welcome to the new J.P. Morgan Structured Investments Portal

Thank you for choosing to browse the J.P. Morgan Structured Investments web portal for retail investors and private clients. Within this website you can find details of all in-subscription and issued J.P. Morgan public offers, including marketing

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.

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JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

Welcome to your personalized J.P. Morgan page.

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

MY PRODUCT MONITOR

You have made your own decision regarding which transactions to select in populating your
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You have made these determinations in light of the investment objectives and the financial
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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the
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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Products

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Commodities
Credit
Emerging Markets
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PAYOFF TYPE

STRUCTURE TYPE

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STRUCTURE TYPE

REGION OF EXPOSURE

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linked to the JPMorgan Efficiente (USD) Index, 100% part.

15 mos. BREN linked to JPMCCI WTI Index, 150%

18 mos. BREN linked to MXEA, 200% part, 20% cap, 10% buffer

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Products

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Alt. Investments
Commodities
Credit
Emerging Markets
Equity
FX
Fund linked
Hybrids
Rates

MATURITY

PRODUCT TYPE

PAYOFF TYPE

STRUCTURE TYPE

STRUCTURE TYPE

REGION OF EXPOSURE

SAVE THIS FILTER

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Products

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ASSET CLASS

Alt. Investments
Commodities
Credit
Emerging Markets
Equity
FX
Fund linked
Hybrids
Rates

MATURITY

PRODUCT TYPE

PAYOFF TYPE

STRUCTURE TYPE

PAYOFF TYPE

STRUCTURE TYPE

REGION OF EXPOSURE

SAVE THIS FILTER

13 mos. REN linked to SPX, 400% part., 33.255 cap

18 mos. BREN linked to SPX, 300% part., 10% buffer, 20% max return

18 mos. BREN linked to SPX, 300% part., 10% buffer, 20% max return

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Products

FILTERS

ASSET CLASS

Alt. Investments
Commodities
Credit
Emerging Markets
Equity
FX
Fund linked
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MATURITY

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SAVE THIS FILTER

6 mos. REX linked to ACI, 21.15% p.a. coupon, 40% contingent buffer

13 mos. Dual Directional linked to SPX, +/-14% barrier, 15% coupon

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

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Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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3 mos. REX linked to BTU, 22% p.a. coupon, 40% contingent buffer

13 mos. BREN linked to SPX, 400% part, 22.8% cap, 10% buffer w/ gearing

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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linked to JPMCCI WTI Index, 150% part, 29% cap, 15% buffer

6 mos. REX linked to RIMM, 15% p.a. coupon, 50% contingent buffer linked to RIMM, 15% p.a. coupon, 50% contingent buffer

12 mos. REX linked to CAT, 11.25% p.a. coupon, 50% contingent buffer

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

Products

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Credit
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REGION OF EXPOSURE

SAVE THIS FILTER

6 mos. REX linked to TGT, 25% p.a. coupon, 50% contingent buffer

6 mos. REX linked to AAPL, 17.5% p.a. coupon, 50% contingent buffer

18 mos. BREN linked to SPX, 200% part, 10% buffer, 24.5% max return

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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5 yr. Asset Allocation Note, 100% prot., 100%

5 yr. Asset Allocation Note, 100% prot., 100% part.

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

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6 mos. REX linked to SCHW, 12% p.a. coupon, 25% contingent buffer

1 yr. LREX linked to DJIA, 34.9% p.a. coupon, 50% contingent buffer

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase &

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only prior to the maturity date. These historical product prices do not reflect your payment at maturity, which is described in the applicable Offering Documents and will be based on the full principal amount of your transaction.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above. Investors should carefully review the
Risks and Indicative Price Information section before entering into a transaction.

3 mos. REX linked to WFC, 30% p.a.
coupon, 50% contingent buffer

Maturity:       06/11/2009
Days left:      Subscription Period Closed

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/
investing. Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

2.5 yr. Head-Start Principal Protected
Knock-Out Note linked to SPX, 100%
prot., 100% part., 140% KO level, 4%
KO payment, 10% head start

DOWNLOADS

Pricing Supplement

REFERENCE INFORMATION

CUSIP:  48123LVF8
Issue date: 11/28/2008

DOWNLOADS

Pricing Supplement

REFERENCE INFORMATION

CUSIP:  48123LVF8
Issue date: 11/28/2008

RELATED PRODUCTS

1.5 yr. Dual Directional CD linked to SPX, RTY, +/- 20% barrier, 25% coupon,
2% min return

1.5 yr. Dual-Directional CD linked to SPX, RTY, +/- 27.5% barrier, 12.5%
coupon

Copyright (C) 2008 J.P. Morgan Structured Investments Worldwide.
SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase &
Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

RISKS

Transaction and securities of the type described on this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default or illiquidity. In certain transactions you may lose your entire investment or incur an unlimited loss.
This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described on this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.
Investors should carefully review the Certain Risk Considerations section as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Password Protected Website as well as under "Risk
Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described on this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions, including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer as of the date indicated and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JPMorgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices and are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable.
JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JPMorgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).
These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.